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                                                                    Exhibit 23.1



              Consent of Independent Certified Public Accountants
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The Board of Directors and Shareholders of
 TranSwitch Corporation:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/  KPMG LLP


Stamford, Connecticut
September 28, 2001